CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion of our report dated March 13, 1998, on the consolidated financial statements of International FiberCom, Inc. and Subsidiaries for the year ended December 31, 1997, in the Company's Form 10-K Registration Statement, and to the reference to us under the caption "Experts" contained in the Prospectus.


Certified Public Accountants                   Semple & Cooper, LLP
Phoenix, Arizona

March 15, 2000